Exhibit 4.5

Draft date: 9 February 2012

COSAN S.A. INDÚSTRIA E COMÉRCIO COSAN LIMITED
RAÍZEN S.A.
RAÍZEN COMBUSTÍVEIS S.A. SHELL BRAZIL HOLDING B.V.
SHELL OVERSEAS HOLDINGS LIMITED RAÍZEN ENERGIA PARTICIPAÇÕES S.A.
AMENDMENT AGREEMENT TO THE FRAMEWORK AGREEMENT
SPAUL0-1-35865-v

THIS AGREEMENT is dated March 21st 2012 between: PARTIES

(1)

COSAN S.A. INDÚSTRIA E COMÉRCIO, a company organized and existing under the laws of Brazil, with its head office at Avenida Presidente Juscelino Kubitschek n° 1327, 4° andar, Sao Paulo - SP CEP 04543-011, enrolled with the Brazilian tax registry under No. 50.746.577/0001-15 (“Cosan”);

(2)	COSAN LIMITED, a company incorporated under the laws of Bermuda and whose registered office is at Crawford House, 50 Cedar Avenue, Hamilton HM 11, Bermuda (“Cosan Limited”);
(3)

RAÍZEN S.A. (formerly known as HOUCHES HOLDINGS S.A.), a company organized and existing under the laws of Brazil, with its head office at Avenida Presidente Juscelino Kubitschek no 1327, 6° andar, Sao Paulo- SP CEP 04543-011, enrolled with the Brazilian tax registry under No. 10.773.432/0001-99 (the “Management Co”);

(4)

SHELL BRAZIL HOLDING B.V., a company incorporated under the laws of the Netherlands with registered number 27192050 0000 and whose registered office is at Carel van Bylandtlaan 30, 2596HR ‘s-Gravenhage, The Netherlands (“Shell”);

(5)

RAÍZEN COMBUSTÍVEIS S.A. (formerly known as SHELL BRASIL LIMITADA), a company organized and existing under the laws of Brazil, with its head office at Avenida das Americas, 4200, blocos 5 e 6, Barra da Tijuca in the City of Rio de Janeiro, State of Rio de Janeiro, CEP 22640-102, enrolled with the Brazilian tax registry under No. 33.453.598/0001-23 (the “Downstream Co”);

(6)	SHELL OVERSEAS HOLDINGS LIMITED, a company incorporated under the laws of England with registered number 00596107 and whose registered office is at Shell Centre, London, SE1 7NA (“Shell UK Co”); and
(7)

RAÍZEN ENERGIA PARTICIPAÇÕES S.A. (formerly known as MILIMÉTRICA PARTICIPAÇÕES S.A.), a company organized and existing under the laws of Brazil, with its head office at Avenida Presidente Juscelino Kubitschek n° 1327, 6° andar, Sao Paulo - SP CEP 04543-011, enrolled with the Brazilian tax registry under No. 12.182.297/0001-32 (the “Sugar and Ethanol Co”), each hereafter referred to as a “Party” and together as the “Parties”. RECITALS
(A) Pursuant to the Framework Agreement (as defined below), the Parties established the
Joint Venture to cotnbine certain of the assets of Cosan and Shell, primarily in Brazil.
(B) The Parties have agreed that Clause 12.3.1 of the Framework Agreement should be amended so as to (a) reduce the BRL50,000,000 threshold referred to therein and (b) provide thar Clause 12.3 (Threshold) should apply also in respect of any Loss arising out of a breach of certain Warranties related to Tax.

(C) Accordingly, the Parties have agreed to enter into this Agreement and, where applicable, to amend the Framework Agreement to reflect their common intention in relation to the foregoing.

(D)	On the basis that Cosan Distribuidora de Combustĺveis Ltda. (“Cosan Downstream Holdco”) has been merged into Cosan, Cosan Downstream Holdco is not party to this Agreement.

THE PARTIES AGREE AS FOLLOWS:
1. INTERPRETATION AND CONSTRUCTION
In this Agreement “Framework Agreement” means the framework agreement dated
25 August 2010 made between the Parties, as amended pursuant to amendment agreements dated 7 April2011 and 1 June 2011. Unless a contrary indication appears, capitalized terms used in this Agreement shall have the same meanings given to them in the Framework Agreement. Clause 1.2 (Construction) of the Framework Agreement shall apply to this Agreement as if it were set out herein, but as if references in that clause to the Framework Agreement were references to this Agreement.
2. AMENDMENT OF CLAUSE 12.3.1
Clause 12.3.1 of the Framework Agreement is deleted and replaced with the following provision:
No Party shall be liable for any Indemnifiable Matter described in any of sub clause (a) (warranties) or (c) (Notified Matters) of the definition thereof under the indemnity granted pursuant to Clause 11.1 (Post-Closing indemnity) for any Loss unless the aggregate amount of Losses from all valid Claims of such Party claimed exceeds BRL30,000,000 and in which case any Indemnifying Party shall be liable for the full amount; provided that, in respect of any Loss arising out of a breach of any Warranty set out in Paragraph 1 (Capacity and authority) of Schedule 9 (Cosan Warranties) or Schedule 10 (Shell Warranties), this Clause 12.3 (Threshold) shall not apply.
3. GENERAL
The Framework Agreement and this Agreement shall hereafter be read. and construed as one document and references in the Framework Agreement to ‘this Agreement’ or
‘the Framework Agreement’ shall be read and construed as references to the Framework Agreement as amended by this Agreement. Except where inconsistent with the provisions of this Agreement, the terms of the Framework Agreement are hereby confirmed and remain in full force and effect. Clause 20 (General) of the Framework Agreement shall apply to this Agreement as if it was set out in this Agrrement but as if references in that claude to the Framework Agreement were references to this Agreement. This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.
4. GOVERNING LAW AND LANGUAGE
4.1 This Agreement and all non contractual or other obligations arising out of or in connection with it are governed by English law. This Agreement is drawn up in the English language. If this Agreement is translated into another language, the English language text prevails. Any dispute (a “Dispute”) arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity), will be referred to and finally resolved by arbitration under the Rules, which Rules are deemed to be incorporated by reference into this Clause 4.
4.2 The tribunal will consist of three arbitrators one of whom will be nominated by Shell, one of whom will be nominated by Cosan, and the third, who shall act as chairman, shall be a national of a member state of the Organisation for Economic Co-operation and Development (except the United States of America, England or the Netherlands) and nominated by the other two arbitrators together (but failing agreement within 30 days of the appointment of the second arbitrator, the third arbitrator shall be appointed by the ICC). The seat of the arbitration will be Sao Paulo, Brazil, and the language of the arbitration will be English. The parties agree that the arbitral tribunal will have power to award on a provisional basis any relief that it would have power to grant on a final award.
4.3 Without prejudice to the powers of the arbitrator provided by the Rules, statute or otherwise, the arbitrator will have power at any time, on the basis of written evidence and the submissions of the Parties alone, to make an award in favour of the claimant (or the respondent if a counterclaim) in respect of any claims (or counterclaims) to which there is no reasonably arguable defence, either at all or except as to the amount of any damages or other sum to be awarded.
4.4 The Parties agree to keep confidential all materials used in and all awards received as a result of any Dispute proceedings, except to the extent required to be disclosed by applicable Law. The Parties exclude any rights to refer points of law or to appeal to the courts, to the extent that they can validly waive these rights.

SIGNATURES
THIS AGREEMENT has been signed and executed as a DEED by the Parties and is delivered by them on the date specified above.
Executed as a DEED
for and on behalf of
RAÍZEN S.A. (FORMERLY ) BOUCHES HOLDINGS S.A.) ) by )
and by
Executed as a DEED
for and on behalf of
RAÍZEN COMBUSTÍVEIS S.A. ) (FORMERLY SHELL BRASIL ) LIMITADA) ) by
and by
Executed as a DEED
for and on behalf of
)
Name:o ·
Title: (“’-\-’ <:\ \)\lllft-.
RAÍZEN ENERGIA ) PARTICIPAÇõES S.A. ) (FORMERLY MILIMÉTRICA ) PARTICIPAÇÕES S.A.) by
and by
Name:
Title:

Executed as a DEED
for and on behalf of ) SHELL BRAZIL HOLDING B.V. ) by )
in the presence of
Signature of witness
Name of witness
-----------------
Address of witness
-----------------
Executed as a DEED
for and on behalf of
SHELL OVERSEAS HOLDINGS LIMITED by
in the presence of
Signature of witness
Nmne of witness
---------------
Address of witness
---------------
Executed as a DEED
for and on behalf of
COSAN S.A. INDUSTRIA E COMERCIOby
and by
c.A\o \””
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Executed as a DEED for and on behalf of COSAN LIMITED by
and by
SPAUL0-1-35865-vl